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                                                                    EX-99.g.1(c)

                                 [LOGO] CHASE

The Chase Manhattan Bank
4 New York Plaza
New York, NY 10004


May 21, 2001

Brinson Relationship Funds
209 South LaSalle Street
Chicago, IL  60604

Re: Amendment to the Multiple Services Agreement Securities Lending Authorization dated July 15, 1997 - Addition of Series to Schedule A

Dear Sirs:

  We refer to the Amendment to the Multiple Services Agreement Securities Lending Authorization dated July 15, 1997 (the "Securities Lending Authorization") between The Chase Manhattan Bank (the "Custodian"), as successor to the Morgan Stanley Trust Company, and Brinson Relationship Funds (the "Client").

     The parties hereby agree as follows:

     1.  Schedule A is replaced in its entirety with Schedule A attached hereto.

  The Multiple Services Agreement, as amended by this letter amendment, shall continue in full force and effect.

  Please evidence your acceptance of the terms of this letter by signing below and returning one copy to Stephen B. Crowley, The Chase Manhattan Bank, 4 New York Plaza, Floor 3, New York, NY 10004.

                              Very truly yours,

                              THE CHASE MANHATTAN BANK

                              By:    ___________________________________________
                              Name:
                              Title:
Accepted and Agreed:

BRINSON RELATIONSHIP FUNDS

By:    _____________________
Name:
Title:

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                                  Schedule A


Account                                            Maximum Permissible Loan           Maximum Permissible Loan
                                                    Percentage--Total Fund            Percentage--Single Issue
-------------------------------------------------------------------------------------------------------------------
The Brinson Relationship Funds
------------------------------

     Brinson Global Securities Fund               33 1/3% of total assets

     Brinson U.S. Value Equity Fund               33 1/3% of total assets

     Brinson Global Bond Fund                     33 1/3% of total assets

     Brinson U.S. Cash Management Prime Fund      33 1/3% of total assets

     Brinson Bond Plus Fund                       33 1/3% of total assets

     Brinson U.S. Equity Fund                     33 1/3% of total assets

     Brinson U.S. Large Capitalization            33 1/3% of total assets
     Equity Fund

     Brinson U.S. Intermediate                    33 1/3% of total assets
     Capitalization Equity Fund

     Brinson U.S. Small Capitalization            33 1/3% of total assets
     Equity Fund

     Brinson International Equity Fund            33 1/3% of total assets

     Brinson U.S. Bond Fund                       33 1/3% of total assets

     Brinson U.S. Short/Intermediate Fixed        33 1/3% of total assets
     Income Fund

     Brinson Short-Term Fund                      33 1/3% of total assets

     Brinson Emerging Markets Equity Fund         33 1/3% of total assets

     Brinson Limited Duration Fund                33 1/3% of total assets

     Brinson Treasury Inflation Protected         33 1/3% of total assets
     Securities Fund

     Brinson High Yield Fund                      33 1/3% of total assets

     Brinson Defensive High Yield Fund            33 1/3% of total assets

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
Brinson Emerging Markets Debt Fund                33 1/3% of total assets

Brinson Securitized Mortgage Fund                 33 1/3% of total assets

* U.S. Equity Securities                                                                          80%

* All other Securities                                                                           100%